Exhibit 99.6	1 April 2008

UNANIMOUS WRITTEN CONSENT OF THE DIRECTORS
OF COASTAL CAPITAL ACQUISITION CORP.
IN LIEU OF MEETING

The undersigned, being all of the directors of Coastal Capital Acquisition Corp., a Georgia corporation (the “Corporation”), acting by unanimous written consent in lieu of a meeting of the directors, does hereby adopt, approve and authorize the actions set forth below and does hereby direct the Secretary of the Corporation to place this consent in the minutes of the proceedings of the directors of the Corporation.

1.            The Board hereby appoints Timothy E. Taylor as the Corporation’s President and Chief Executive Officer, to serve at the pleasure of the Board.

2.            The Board hereby appoints Jeffrey S. Radcliffe as the Corporation’s Chief Financial Officer and Secretary, to serve at the pleasure of the Board.

3.            These appointments shall be effective at 12:00 a.m. on Tuesday, April 1, 2008.

4.            The Board hereby authorizes and directs each of the officers of the Corporation, subject to the direction of the president, to execute and deliver from time to time in the name and on behalf of the Corporation and under its seal or otherwise such agreements, documents, instruments, certificates, and notices and to do and perform any and all other such actions and things as may to any of them seem necessary or proper to implement and effect the foregoing actions and hereby ratifies and confirms any such actions.

Executed by each of the undersigned, who together constitute all of the directors of the Corporation (and who acknowledge that this consent may be signed by the directors on separate counterparts and that in such case this consent shall consist of enough counterparts to reflect the signatures of all of the directors), as of the date set forth beside his name.

1-Apr-08	By: /s/ Timothy E. Taylor
Timothy E. Taylor

1-Apr-08	By: /s/ Mike Ogie
Mike Ogie

1-Apr-08	By: /s/ Mark Lewis
Mark Lewis

1-Apr-08	By: /s/ Thomas H. Greene
Thomas H. Greene